Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of Portola Packaging, Inc. of our report dated December 29, 2003 relating to the financial statements of Tech Industries, Inc. and Affiliates, which appears in Portola Packaging, Inc. 8-K/A dated February 9, 2004. We also consent to the references to us under the headings “experts” in such Registration Statement.

Prescott Chatellier Fontaine & Wilkinson LLP

Providence, Rhode Island

July 8, 2004